UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012

Virginia Commerce Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Virginia	000-28635	54-1964895
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

5350 Lee Highway, Arlington, Virginia  22207
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  703.534.0700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
The purpose of this amendment is to correct inadvertent errors contained in the earnings release previously issued on January 24, 2012, to report the operating earnings for the quarter and year ended December 31, 2011, for Virginia Commerce Bancorp, Inc. (the “Company”).  The Company’s total non-performing assets and loans past due 90+ days decreased 35.9% during 2011, which was incorrectly reported due to a typographical error as decreasing 56.1% during 2011.  The Company generated diluted earning per common share of $0.17 for the fourth quarter of 2011, which was incorrectly reported as $0.18 per common share due to a mistake in rounding conventions.

Item 2.02  Results of Operations and Financial Condition
Item 7.01  Regulation FD Disclosure

          On January 24, 2012, Virginia Commerce Bancorp, Inc. issued the press release attached as exhibit 99, regarding results of operations for the quarter and year ended December 31, 2011.

Item 9.01  Financial Statements and Exhibits
(a)  Financial Statements of business acquired.  Not applicable.

(b)  Pro forma financial information.  Not applicable.

(c)  Shell company transactions.  Not applicable.

(d)  Exhibits.

          99        Press Release dated January 24, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

		By:	/s/ Peter A. Converse
Peter A. Converse, President and Chief Executive Officer

Dated:	January 24, 2012

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